Exhibit 99.1

CSW Industrials Announces Definitive Agreement to Acquire Motors & Armatures Parts for $650 Million, Accelerating Disciplined Capital Allocation and Capitalizing on Complementary Portfolio in the HVAC/R End Market

Motors & Armatures Parts Acquisition Highlights

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Expands CSW’s existing product portfolio in the profitable heating, ventilation, air conditioning, and refrigeration (HVAC/R) end market with the addition of motors, capacitors, other HVAC/R electrical components and equipment installation offerings as well as other components used by the pro trades for HVAC/R repairs and replacements

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Aligns with previously established acquisition criteria to leverage existing distribution channels, invest in the profitable HVAC/R end market, expand products offerings, and grow share of wallet with our existing customers

•	Valuation represents approximately 10.5x identified synergies-adjusted Trailing Twelve Month (TTM) EBITDA or approximately 12.5x TTM adjusted EBITDA at close

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Expected to be immediately accretive to CSW’s EPS and EBITDA, with an expected run rate EBITDA margin from the acquired business of at least 30% within 12 months of closing, well above the consolidated CSW EBITDA margin

•	Transaction structure allows CSW to maintain ample liquidity to continue executing on growth strategy

•	With this acquisition, CSW will have invested over $1.65 billion in acquisitions in its ten years as a stand-alone public company, including approximately $1 billion within the last year

Dallas, Texas – October 1, 2025 – CSW Industrials, Inc. (NYSE: CSW) announced today the execution of a definitive agreement under which CSW will acquire Motors & Armatures Parts (“MARS Parts”) for $650 million in cash, subject to customary closing adjustments. The transaction also includes an earn-out to pay up to $20 million based on the achievement of revenue targets in the year after closing. The proposed cash purchase price, excluding earn-out, represents 10.5x pro-forma TTM EBITDA adjusted for identified synergies and is approximately 12.5x MARS Parts’ estimated adjusted TTM EBITDA of $51.8 million. CSW anticipates funding the transaction with a combination of a Syndicated Term Loan A and borrowings under its existing $700 million revolving credit facility, with closing expected to occur in the third quarter of CSW’s 2026 fiscal year following the satisfaction of customary closing conditions, including the expiration or termination of any waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

MARS Parts is one of the largest distributors of HVAC/R parts and supplies in North America, and a leading provider of motors and capacitors. MARS Parts has U.S.-based manufacturing exposure as well as strong contract manufacturing partners to provide a comprehensive line of HVAC/R electrical products. With a product mix more heavily focused on repair versus replacement, MARS Parts will strategically complement our current Contractor Solutions business, which traditionally has been more focused on new unit installations and replacements. We believe that this acquisition will allow us to capitalize on our clear competitive advantage by adding complementary products to CSW’s current dynamic portfolio. The acquisition excludes the equipment segment of the existing Motors & Armatures business.

CSW expects that the newly combined organization will have the ability to provide the best customer experience in the industry with a leadership position in the prevailing product categories for residential HVAC/R. CSW also expects the acquisition to lead to significant cost synergies through leveraging the existing CSW and Contractor Solutions leadership team and manufacturing and distribution footprint, optimizing facilities, scaling supply chains, and reducing duplicative spending. Through currently-identified cost synergies, CSW expects the MARS Parts business to achieve a 30+% adjusted EBITDA margin run rate within twelve months after closing the transaction.

Joseph B. Armes, Chairman, President, and Chief Executive Officer of CSW Industrials, said, “I am pleased to announce that we have entered into a definitive agreement to acquire MARS Parts, a leading provider of motors, capacitors, and other HVAC/R solutions. This acquisition will expand our existing HVAC/R product portfolio with highly complementary offerings and enhance our value proposition in the HVAC/R end market. CSW is uniquely positioned to accelerate the growth of these products through our market knowledge, customer focus, and investment in people, systems, and processes. We believe that this highly strategic acquisition will enable us to drive above-market profitable growth, enhance long-term shareholder value, and stay well within our stated leverage target, at approximately 2.0x EBITDA per the estimated credit agreement calculation, upon closing. MARS Parts is expected to meaningfully grow CSW’s already strong cash flow, which will allow us to continue to pursue growth opportunities and pay down debt.”

Jeff Underwood, Senior Vice President of CSW Industrials and General Manager, Contractor Solutions, commented, “I am thrilled that the MARS Parts business will be joining the RectorSeal family and enhancing our offering of premium, high-quality HVAC/R products. They have commercial strength in product categories where we currently do not participate, with a mix that skews heavily toward repair to complement our existing portfolio. The combined organization will provide a more robust and fulsome product portfolio that will allow us to better serve distributors and contractors with additional high value products. This investment will allow us to better serve HVAC/R distributors.”

During the second fiscal quarter of 2026, CSW paid down $35 million of debt to end the quarter with $60 million outstanding on our revolving credit facility. The company also repurchased approximately $18.3 million of stock under our existing share repurchase program.

A presentation with more information about the MARS Parts acquisition is available on CSW’s website at https://cswindustrials.gcs-web.com.

Safe Harbor Statement

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Words or phrases such as “may,” “should,” “expects,” “could,” “intends,” “plans,” “anticipates,” “estimates,” “believes,” “forecasts,” “predicts” or other similar expressions are intended to identify forward-looking statements, which include, without limitation, earnings forecasts, effective tax rate, statements relating to our business strategy and statements of expectations, beliefs, future plans and strategies and anticipated developments concerning our industry, business, operations, and financial performance and condition.

The forward-looking statements included in this press release are based on our current expectations, projections, estimates, and assumptions. These statements are only predictions, not guarantees. Such forward-looking statements are subject to numerous risks and uncertainties that are difficult to predict. These risks and uncertainties may cause actual results to differ materially from what is forecast in such forward-looking statements, and include, without limitation, the risk factors described from time to time in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K.

This press release contains estimated results of MARS Parts for the trailing twelve-month period ending August 2025 (the “estimated results”). The estimated results are forward-looking statements based on MARS Parts management’s preliminary, unaudited results as of the date hereof, and MARS Parts’ actual results may be materially different from the estimated results. We assume no obligation to update any forward-looking statement as a result of new information, future events or other factors. Accordingly, you should not place undue reliance on the estimated results. Our independent registered public accounting firm has not audited, reviewed or performed any procedures with respect to the estimated results and does not express any opinion or any other form of assurance with respect thereto.

All forward-looking statements included in this press release are based on information currently available to us, and we assume no obligation to update any forward-looking statement except as may be required by law.

About CSW Industrials

CSW Industrials is a diversified industrial growth company with industry-leading operations in three segments: Contractor Solutions, Specialized Reliability Solutions, and Engineered Building Solutions. CSW provides niche, value-added products with two essential commonalities: performance and reliability. The primary end markets we serve with our well-known brands include: HVAC/R, plumbing, electrical, general industrial, architecturally-specified building products, energy, mining, and rail transportation. For more information, please visit www.cswindustrials.com.

Investor Relations

Alexa Huerta

Vice President, Investor Relations, & Treasurer

214-489-7113

alexa.huerta@cswindustrials.com